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                                                                    EXHIBIT 23.1



                     CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 2-90929, No. 33-41181, No. 33-41295 and No.
33-54027) of Kaneb Services, Inc. of our reports dated August 18, 1995, relating to the statements of net assets to be acquired and the related statements of revenues and direct operating expenses of SPC/SIC-Terminal Operations Division, which appear in the Current Report on Form 8-K of Kaneb Services, Inc. dated August 29, 1995.



PRICE WATERHOUSE LLP
Washington, D.C.
January 3, 1996